Exhibit 2.3


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                               MLC HOLDINGS, INC.


                                       AND


                     MLC NETWORK SOLUTIONS OF VIRGINIA, INC.


                                       AND



                                  PC PLUS, INC.


                                       AND



                        THE STOCKHOLDERS OF PC PLUS, INC.




                                  July 1, 1998

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Agreement") is entered into as of this 1st day of July 1998, by and among MLC Holdings, Inc., a Delaware corporation ("MLC"), MLC Network Solutions of Virginia, Inc., a Virginia corporation and wholly-owned subsidiary of MLC ("Network Solutions"), PC Plus, Inc., a Delaware corporation ("PCPlus"), and the sole stockholders of PCPlus set forth on the signature page attached hereto (collectively, the "Stockholders"). MLC, Network Solutions, PCPlus and the Stockholders are referred to collectively herein as the "Parties" and individually as a "Party."


                                    RECITALS:


         WHEREAS, the Parties hereto desire to consummate a merger (the "Merger") whereby PCPlus will be merged with and into Network Solutions and Network Solutions will be the surviving corporation in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "Delaware GCL") and the Virginia State Corporation Act (the "Virginia CA"); and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which each issued and outstanding share of PCPlus common stock shall be converted into the right to receive shares of MLC common stock.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1.   Terms Defined in This Agreement. As used in this Agreement, the following
       --------------------------------
terms  shall  have  the  respective   meanings  set  forth  below:

     "Additional  Consideration"  has the  meaning  set forth in Section  4.2(a)
     ---------------------------
below.

     "Affiliate"  has the  meaning  set forth in Rule  12b-2 of the  regulations
     -----------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code ss.1504.

"Agreement" has the meaning set forth in the preface above.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

         "Business Day" means any day of the week other than Saturday, Sunday or any day that is a legal holiday in the District of Columbia. When the date for performance of any obligation hereunder falls on a Saturday, Sunday or legal holiday in the District of Columbia, such performance shall be considered as due on the next Business Day.


         "Cash Consideration" has the meaning set forth in Section 4.2(a) below.


         "Certificate of Merger" has the meaning set forth in Section 2.2 below.


         "Closing" has the meaning set forth in Section 2.3 below.


         "Closing Date" has the meaning set forth in Section 2.3 below.


         "Code" means the Internal Revenue Code of 1986, as amended.


         "Confidential Information" means any information of a proprietary nature concerning the businesses and affairs of PCPlus or MLC, if any, that is not already generally available to the public or that has not been obtained from an independent source that was not bound by a duty of confidentiality with respect to such information.

     "Delaware GCL" has the meaning set forth in the first paragraph of the Recitals above.


     "Disclosure  Schedule" has the meaning set forth in the first  paragraph of
Article 7 below.


     "Effective Time"  has the meaning set forth in Section 2.2 below.


     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) tax-qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) tax-qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Consideration" has the meaning set forth in Section 4.2(a) below.


     "Extremely Hazardous Substance" has the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.


      "Fiduciary" has the meaning set forth in ERISA ss.3(21).


      "Financial Statements" has the meaning set forth in Section 7.7 below.


      "GAAP" means United States generally accepted accounting principles as in effect from time to time.


     "ImagingCo" means the entity to which the Spin-Off Assets have been transferred.

         "Intellectual Property" means, to the extent such items are eligible for legal protection in their stage of development, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).


     "Indemnification  Threshold"  has the  meaning  set forth in  Section  12.6 below.


 "Initial Cash Consideration" has the meaning set forth in Section 4.2(a) below.


  "Initial MLC Common Shares" has the meaning set forth in Section 4.2(a) below.

         "Knowledge" means the collective knowledge of all of the Stockholders and PCPlus after reasonable investigation. For the purposes of this Agreement, the knowledge of one Stockholder shall be attributed to the other Stockholders and PCPlus, except as to representations or warranties made severally.


         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.


         "Material Adverse Effect" means, as to any Party, a material adverse effect on the business, properties, operations, condition or future prospects (financial or otherwise) of such Party.


     "Merger" shall mean the merger of PCPlus with and into Network Solutions in accordance with the terms of this Agreement.


      "Merger Consideration" has the meaning set forth in Section 4.2(a) below.


      "Merger Share Price" has the meaning set forth in Section 4.2(a) below.


     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.


     "Most Recent Financial Statements" has the meaning set forth in Section 7.7 below.


     "Most Recent Fiscal Month End" has the meaning set forth in Section 7.7 below.


      "Most Recent Fiscal Year End" has the meaning set forth in Section 7.7 below.


         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).


         "MLC" has the meaning set forth in the preface above.


         "MLC Common Shares" shall mean the shares of common stock, par value $0.01, of MLC.

         "Nasdaq" means the Nasdaq National Market.

         "Network Solutions" has the meaning set forth in the preface above.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" or "Parties has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.


         "PCPlus" has the meaning set forth in the preface above.


         "PCPlus Common Shares" means the shares of the common stock, $.05 par value, of PCPlus.


     "PCPlus Common Share Certificates" has the meaning set forth in Section 4.1 below.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.


         "Reportable Event" has the meaning set forth in ERISA ss.4043.


         "Representative" has the meaning set forth in Section 12.3 below.


         "Sales Transaction" has the meaning set forth in Section 8.10 below.


         "SEC" means the Securities and Exchange Commission.


         "Securities Act" means the Securities Act of 1933, as amended.


         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.


         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.


        "Share Consideration" has the meaning set forth in Section 4.2(a) below.


         "Special Claims" has the meaning set forth in Section 12.6 below.


         "Spin-Off Assets" has the meaning set forth in Section 7.30 below.


         "Stockholders" has the meaning set forth in the preface above.


         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2.1 below.


         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, of PCPlus.


         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes of PCPlus, including any schedule or attachment thereto, and including any amendment thereof.


         "Third Party Claim" has the meaning set forth in Section 12.4 below.


                                    ARTICLE 2

                         MERGER; EFFECTIVE TIME; CLOSING

     2.1 Merger.  Subject to the terms and  conditions of this Agreement and the
         -------
Delaware GCL, at the Effective Time, Network Solutions and PCPlus shall consummate the Merger in which (i) PCPlus shall be merged with and into Network Solutions and the separate corporate existence of PCPlus shall thereupon cease,
(ii) Network Solutions shall be the successor or surviving corporation in the Merger and shall be governed by the laws of the State of Virginia and (iii) the separate corporate existence of Network Solutions with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the Delaware GCL and the Virginia CA. Immediately upon the consummation of the Merger, Network Solutions will change its name to PCPlus, Inc.

     2.2  Effective  Time.  On  the  Closing  Date,  subject  to the  terms  and
          ----------------
conditions of this Agreement, Network Solutions and PCPlus shall (i) cause to be executed (A) a Certificate of Merger in the form required by the Virginia CA (the "Solutions Certificate of Merger") and (B) a Certificate of Merger in the form required by the Delaware GCL (the "PC Plus Certificate of Merger"), and
(ii) cause the Solutions Certificate of Merger to be filed with the Virginia State Corporation Commission as provided in the Virginia CA and the PC Plus Certificate of Merger to be filed with the Delaware Secretary of State as provided in the Delaware GCL. The Merger shall become effective at (i) such time as the Solutions Certificate of Merger has been duly filed with the Virginia State Corporation Commission and the PC Plus Certificate of Merger has been duly filed with the Delaware Secretary of State or (ii) such other time as is agreed upon by the Representative and MLC and specified in the Solutions Certificate of Merger and the PC Plus Certificate of Merger. Such time is hereinafter referred to as the "Effective Time."

     2.3.  The Closing.  The closing of the  transactions  contemplated  by this
           ------------
Agreement (the "Closing") shall take place at the offices of Shaw Pittman Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037, commencing at 9:00 a.m. local time on such date as within five (5) Business Days following the fulfillment or waiver of the conditions set forth in Article 10 (other than conditions which by their nature are intended to be fulfilled at the Closing) or such other place or time or on such other date as MLC and the Representative may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article 10 (the "Closing Date").

                                    ARTICLE 3

                     ARTICLES OF INCORPORATION; BY-LAWS; AND

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION


     3.1.  Articles of  Incorporation.  The articles of incorporation of Network
           ---------------------------
Solutions, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the Virginia CA.

     3.2.  By-Laws.  The  by-laws  of  the  Network  Solutions,   as  in  effect
           --------
immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, unless and until thereafter amended.

     3.3.  Directors and Officers.  Except as provided below,  the directors and
           -----------------------
officers of Network Solutions immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation. Notwithstanding the foregoing, Nadim Achi will act as president and chief operating officer of the Surviving Corporation pursuant to the terms of his employment agreement and will become a director of the Surviving Corporation.

                                    ARTICLE 4

              MERGER CONSIDERATION; PAYMENT OF MERGER CONSIDERATION


     4.1.  Merger  Consideration;  Conversion or  Cancellation  of PCPlus Common
     ---------------------------------------------------------------------------
Shares in Merger. At the Effective Time, by virtue of the Merger and without any
-----------------
action by the Parties, (A) all of the outstanding PCPlus Common Shares (i) shall be converted into the right to receive the Merger Consideration set forth in
Section 4.2, (ii) shall cease to be outstanding, and (iii) shall be canceled and retired and shall cease to exist, and each Stockholder, as the holder of certificates representing such PCPlus Common Shares (the "PCPlus Common Share Certificates"), shall cease to have any rights with respect thereto, except the right to receive Merger Consideration therefor upon the surrender of such certificates in accordance with this Section 4.1 and cash in lieu of fractional MLC Common Shares as set forth in Section 4.3 and (B) each outstanding share of common stock, $.01 par value, of Network Solutions shall remain unaffected as a result of the Merger and continue to be outstanding following the Effective Time.

4.2. Determination of Merger Consideration
     -------------------------------------

     4.2a. The consideration payable by MLC in connection with the Merger shall be an amount, based on the Merger Share Price (as defined below), of not less than $6,600,000 nor greater than $7,245,659 (the "Merger Consideration"). Except as provided below, the Merger Consideration shall be payable in the following manner: (i) $3,300,000 in the form of cash (the "Initial Cash Consideration") and (ii) 286,957 MLC Common Shares, assuming the Merger Share Price is equal to $11.50 (the "Additional Consideration"). In the event that the closing price of a MLC Common Share as reported on the Nasdaq Stock Market on the Business Day immediately preceding the Closing Date (the "Merger Share Price") is greater than $11.50, the Additional Consideration shall be payable in the following manner: (i) $3,300,000 in the form of MLC Common Shares based on the Merger Share Price (the "Initial MLC Common Shares") plus (ii) the Excess Consideration. The "Excess Consideration" shall equal the difference between (i) 286,957 times the Merger Share Price and (ii) $3,300,000. The Excess Consideration shall be payable 50% in the form of cash and 50% in the form of MLC Common Shares based on the Merger Share Price. Notwithstanding the foregoing, in no event shall the Excess Consideration exceed $645,659. By way of example, in the event that the Merger Share Price is $13, the Merger Consideration shall consist of (i) the Initial Cash Consideration, (ii) 253,846 Initial MLC Common Shares ($3,300,000 divided by $13) and (iii) Excess Consideration in the amount of $430,441 ([$13 times 286,957] minus $3,300,000), payable $215,220.50 in the form of cash and $215,220.50 in the form of MLC Common Shares (or 16,555.42 MLC Common Shares based on the Merger Share Price). In the event the Merger Share Price exceeds $13.75, the Excess Consideration shall be $645,659 and shall consist of $322,829.50 in the form of cash and $322,829.50 in the form of MLC Common Shares based on the Merger Share Price. In the event that the Merger Share Price is less than $11.50, the Additional Consideration shall consist solely of $3,300,000 in the form of MLC Common Shares based on the Merger Share Price. The Initial Cash Consideration plus the cash component of the Excess Consideration is hereinafter referred to as the
"Cash Consideration" and the MLC Common Shares issued as Additional Consideration is hereinafter referred to as the "Share Consideration."

     4.2.b. At the Closing, upon surrender to MLC of PCPlus Common Share Certificates by the Stockholders for cancellation, together with any other required documents, the Stockholders shall receive the Merger Consideration pro rata based on their relative equity interests in PCPlus as of the Closing Date.

4.3. Post Closing Adjustment.  As soon as practicable following the Closing Date
     ------------------------
but in no event greater than 60 days from the Closing Date, PCPlus shall prepare and cause to be audited, the financial statements of PCPlus for the year ended March 31, 1998 (the "1998 Financial Statements"). PCPlus shall deliver to MLC a copy of the 1998 Financial Statements promptly after Coopers & Lybrand LLC has furnished its report with respect thereto. In the event that PCPlus' operating income (i.e., net income before interest and taxes) as reflected in the 1998 Financial Statements are less than $855,000 (90 percent of $950,000) (the amount, if any, by which such operating income is less than $855,000 shall be the "Deficiency Amount"), the Stockholders shall remit to MLC an amount in cash equal to the Deficiency Amount times 7.5. Such payment shall be made as soon as practicable after the determination of the Deficiency Amount, but in any event not later than five Business Days following the Representative's receipt of written notice from MLC that such payment is required.

     4.4 Fractional MLC Common Shares. No certificates  representing  fractional
         -----------------------------
MLC Common Shares shall be issued upon surrender of any PCPlus Common Share Certificates or in connection with the Contingent Amount. In lieu of any fractional MLC Common Shares, there shall be paid to each holder of PCPlus Common Shares who otherwise would be entitled to receive a fractional MLC Common Share an amount of cash (without interest) rounded to the nearest cent determined by multiplying such fraction by the Merger Share Price.

     4.5 Transfer of PCPlus Common Shares.  No transfers of PCPlus Common Shares
         ---------------------------------
shall be made on the stock transfer books of PCPlus after the date of this Agreement, and each Stockholder agrees not to transfer any PCPlus Common Shares after the date of this Agreement and before the Closing Date.


                                    ARTICLE 5

          REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL STOCKHOLDERS

Each of the Stockholders, severally, but not jointly, represents and warrants to Network Solutions and MLC that the statements contained in this Article 5 are correct and complete as of the date hereof with respect to himself:

     5.1. Authorization of Transaction.  Each of the Stockholders has full power
          -----------------------------
and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Stockholders, enforceable in accordance with its terms and conditions, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. None of the Stockholders need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

     5.2.  Noncontravention.  Neither  the  execution  and the  delivery of this
           -----------------
Agreement,  nor the consummation of the transactions  contemplated  hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Stockholder is subject, or (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the any Stockholder is a party or by which he or she is bound or to which any of his assets is subject.

     5.3.  PCPlus Common Shares.  Each of the  Stockholders  holds of record and
           ---------------------
owns beneficially the number of PCPlus Common Shares set forth next to his name in Section 7.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions arising under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, claims, and demands. Except for the agreements set forth on Section 5.3 of the Disclosure Schedule, none of the Stockholders is a party to any option, warrant, purchase right, or other contract or commitment that could require one or more Stockholders to sell, transfer, or otherwise dispose of any PCPlus Common Shares (other than pursuant to this Agreement) or is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of PCPlus Common Shares.

                                    ARTICLE 6

           REPRESENTATIONS AND WARRANTIES OF NETWORK SOLUTIONS AND MLC

Network Solutions and MLC jointly and severally represent and warrant to the Stockholders and PCPlus that the statements contained in this Article 6 are correct and complete as of the date hereof:

     6.1  Organization of Network  Solutions and MLC. Each of Network  Solutions
          -------------------------------------------
and MLC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and lease its properties and carry on its business.


     6.2.  Capital Stock.  The  authorized  capital  stock of MLC  consists  of
           --------------
25,000,000 shares of common stock, $.01 par value (the "MLC Common Shares"), of which 6,071,305 shares are issued and outstanding as of April 1, 1998, and 2,000,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding. Since December 31, 1997, MLC has not issued any shares of capital stock except pursuant to the exercise of options outstanding on such date to purchase MLC Common Shares. All outstanding MLC Common Shares are, and all MLC Common Shares issuable under stock option plans of MLC, will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. Except for the 1,614,261 MLC Common Shares reserved for issuance pursuant to stock option plans of MLC, there are outstanding on the date hereof no options, warrants, calls, rights, commitments or any other agreements of any character to which MLC is a party or by which it may be bound, requiring it to issue, transfer, sell, purchase, register, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for or acquire any shares of its capital stock.

     6.3.  Authorization  for Common Stock. The Share  Consideration  will, when
           --------------------------------
issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of MLC will have any preemptive right or similar rights of subscription or purchase in respect thereof. The Share Consideration will, subject to the accuracy of the Stockholders' representations contained in
Section 5.3 hereof, be exempt from registration under the Securities Act and will be registered or exempt from registration under all applicable state securities laws. The Share Consideration will, when issued, be approved for listing on the Nasdaq, subject to official notice of issuance.

     6.4.  Authorization of Transaction.  Each of Network Solutions and MLC has
           -----------------------------
full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Network Solutions and MLC, enforceable in accordance with its terms and conditions. Neither Network Solutions nor MLC need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws. The consummation of the Merger does not require the approval of the stockholders of MLC and MLC, as the sole stockholder of Network Solutions, shall, upon approval of the board of directors of MLC, vote its shares in favor of the consummation of the Merger.

     6.5.  Noncontravention.  Neither  the  execution  and the  delivery of this
           -----------------
Agreement,  nor the consummation of the transactions  contemplated  hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Network Solutions or MLC is subject or any provision of its articles of incorporation or by-laws or (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Network Solutions or MLC is a party or by which it is bound or to which any of its assets is subject.

     6.6. Brokers' Fees.  Neither Network Solutions nor MLC has any Liability or
          --------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.


     6.7. Nasdaq National Market.  MLC is in compliance in all material respects
          -----------------------
with its Nasdaq Listing Agreement.

     6.8.  Ownership  of  Network  Solutions.  MLC  owns,  and  will  own at the
           ----------------------------------
Effective Time, 100% of the equity securities of Network Solutions.

     6.9.  Disclosure.  MLC is in compliance  in all material  respects with its
           -----------
obligation under the Securities Exchange Act to publicly disclose material information in a timely fashion. No report or document filed by MLC pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act prior to the date hereof contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 7

                REPRESENTATIONS AND WARRANTIES CONCERNING PCPLUS

The Stockholders and PCPlus represent and warrant to Network Solutions and MLC that the statements contained in this Article 7 are correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by the Stockholders and PCPlus to Network Solutions and MLC on the date hereof (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 7.

7.1. Organization,  Qualification,  and Corporate Power. PCPlus is a corporation
     ---------------------------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Delaware. PCPlus is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify or obtain authorization would not have a Material Adverse Effect on PCPlus. PCPlus has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 7.1 of the Disclosure Schedule lists the directors and officers of PCPlus. The Stockholders have delivered to Network Solutions and MLC correct and complete copies of the articles of incorporation and by-laws of PCPlus (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of PCPlus are correct and complete. PCPlus is not in default under or in violation of any provision of its articles of incorporation or by-laws.

7.2. Capitalization.  The entire authorized capital stock of PCPlus (the "PCPlus
     ---------------
Common Shares") consists of (i) 5,000,000 shares of common stock, $.05 par value, of which 2,279,621 shares are issued and outstanding and 478,836 PCPlus Common Shares are held in treasury, and (ii) 150,000 shares preferred stock, $1.00 par value, of which no shares are issued and outstanding. All of the issued and outstanding PCPlus Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Stockholders as set forth in Section 7.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require PCPlus to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to PCPlus. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of PCPlus Common Shares.

7.3.  Authorization  of  Transaction.   PCPlus  has  full  power  and  authority
      -------------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of PCPlus, enforceable in accordance with its terms and conditions, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. PCPlus is not required give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

7.4. Noncontravention. Neither the execution and the delivery of this Agreement,
     -----------------
nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which PCPlus is subject or any provision of the charter or bylaws of PCPlus or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which PCPlus is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

7.5. Title to Assets.  PCPlus has good title to, or a valid  leasehold  interest
     ----------------
in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

7.6.  Subsidiaries.  PCPlus  does  not  have  any  Subsidiaries,   operating  or
      -------------
otherwise.

7.7. Financial Statements.  PCPlus has delivered  (collectively,  the "Financial
     ---------------------
Statements") to MLC its (i) reviewed balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended March 30, 1996, and March 29, 1997 (the "Most Recent Fiscal Year End"); and (ii) unaudited balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the eleven months ended February 27, 1998 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of PCPlus as of such dates and the results of operations of PCPlus for such periods, and are consistent with the books and records of PCPlus.

7.8 Events  Subsequent  to Most Recent  Fiscal  Year End.  Since the Most Recent
    -----------------------------------------------------
Fiscal Year End, there has not been any Material Adverse Effect in the business, financial condition, operations, results of operations, or future prospects of PCPlus. Without limiting the generality of the foregoing, since that date:

     7.8.a. except for the Spin-Off Assets, PCPlus has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

     7.8.b. PCPlus has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

     7.8.c.no party (including PCPlus) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which PCPlus is a party or by which it is bound;

     7.8.d. PCPlus has not imposed any Security Interest upon any of its assets, tangible or intangible;

     7.8.e. PCPlus has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

     7.8.f. except for assets acquired or funds advanced in the Ordinary Course of Business, PCPlus has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions;

     7.8.g. PCPlus has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

     7.8.h. PCPlus has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     7.8.i. PCPlus has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

     7.8.j. except in the Ordinary Course of Business in connection with its imaging business, PCPlus has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

     7.8.k. there has been no change made or authorized in the articles of incorporation or by-laws of PCPlus;

     7.8.l. PCPlus has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     7.8.m. except in connection with the transfer of assets to ImagingCo described in Section 7.30 below, PCPlus has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     7.8.n. PCPlus has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

     7.8.o. PCPlus has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

     7.8.p. PCPlus has not entered into any employment contract outside the Ordinary Course of business or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

     7.8.q. PCPlus has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

     7.8.r. PCPlus has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

     7.8.s. PCPlus has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business or in the terms of its agreements with any independent contractors outside the Ordinary Course of Business;

     7.8.t. PCPlus has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

     7.8.u. to the Knowledge of PCPlus and the Stockholders, there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving PCPlus which could reasonably be expected to have a Material Adverse Effect on PCPlus; and

     7.8.v. to the Knowledge of PCPlus and the Stockholders, PCPlus is not under any legal obligation, whether written or oral, to do any of the foregoing.

7.9. Undisclosed  Liabilities.  PCPlus does not have any Liability (and to
     -------------------------
the Knowledge of PCPlus and the Stockholders, there is no reasonable Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); provided, however, this representation shall not cover liabilities that result from a determination by the Internal Revenue Service that the Merger is a taxable transaction, provided such determination is not the result of any action or inaction on part of the Stockholders or PCPlus.

7.10. Legal  Compliance.  PCPlus has complied in all material respects with
      ------------------
all applicable laws as in effect and as currently interpreted on the date hereof and the Closing Date (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no notice has been received by the Stockholders or PCPlus regarding any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice that has been filed or commenced against PCPlus alleging any failure so to comply.

7.11.    Tax Matters
         ------------
     7.11a.PCPlus has filed all Tax Returns that it reasonably believed that it was required to file, including, without limitation, any Tax Returns required to be filed with any state. All such Tax Returns were correct and complete in all material respects. To Knowledge of PCPlus and the Stockholders, all Taxes owed by PCPlus (whether or not shown on any Tax Return) have been paid. PCPlus currently is not the beneficiary of any extension of time within which to file any Tax Return. PCPlus has not received any notice for any tax authority in a jurisdiction where PCPlus does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of PCPlus that arose in connection with any failure (or alleged failure) to pay any Tax.

     7.11.b. PCPlus has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     7.11.c. To the Knowledge of the Stockholders and PCPlus, there is no reasonable Basis for which any authority could assess any material additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of PCPlus either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders has Knowledge. Section 7.11(c) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to PCPlus for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. PCPlus has delivered to Network Solutions and MLC correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by PCPlus since December 31, 1991.

     7.11.d. PCPlus has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     7.11.e. PCPlus has not filed a consent under Code ss.341(f) concerning collapsible corporations. PCPlus has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. PCPlus has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). PCPlus is not a party to any Tax allocation or sharing agreement. PCPlus (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was PCPlus) or (B) has any Liability for the Taxes of any Person (other than PCPlus) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

7.12.  Real  Property.  Section  7.12(a) of the  Disclosure  Schedule  lists and
       ---------------
describes briefly all real property owned, leased or subleased to PCPlus. The Stockholders have delivered to Network Solutions and MLC correct and complete copies of the leases and subleases listed in Section 7.12(b) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
Section 7.12(b) of the Disclosure Schedule:

     7.12a. the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally;

     7.12.b. no consent is required with respect to any lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

     7.12.c. no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     7.12.d. no party to the lease or sublease has repudiated any provision thereof;

     7.12.e. there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

     7.12.f. with respect to each sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

     7.12.g. PCPlus has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     7.12.h. all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required by PCPlus in connection with the operation thereof and have been operated and maintained by PCPlus in accordance with applicable laws, rules, and regulations; and

     7.12.i. all facilities leased or subleased thereunder are supplied with utilities and other services to the extent reasonably necessary for PCPlus' operation of said facilities.

To the extent that any representation or warranty in this Section 7.12 relates to a lease or sublease to which PCPlus is not a party, such representation or warranty shall be limited to the Knowledge of PCPlus and the Stockholders.

     7.13.Intellectual Property
          ---------------------
     7.13.a. PCPlus owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of the VAR Business of PCPlus as presently conducted. Each item of Intellectual Property owned or used by PCPlus in its VAR business immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. PCPlus has taken all necessary action reasonably within its power to maintain and protect each item of Intellectual Property that it owns or uses in the VAR Business.

     7.13.b. PCPlus has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties. There are no pending charges, complaints, claims, demands, or notices alleging any such interference, infringement, misappropriation, or violation (including any claim that PCPlus must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of PCPlus and the Stockholders, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of PCPlus.

     7.13.c. PCPlus has no patent or registration which has been issued to PCPlus with respect to any of its Intellectual Property.

     7.13.d. Section 7.13(d) of the Disclosure Schedule identifies each material item of Intellectual Property used in the VAR Business owned by PCPlus or each item of Intellectual Property (other than shrink-wrapped software and similar mass produced items nominally sold in the form of a license) that any third party owns and that PCPlus uses pursuant to license, sublicense, agreement, or permission. The Stockholders have delivered to Network Solutions and MLC correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

     7.13.e. The Stockholders and PCPlus have no Knowledge of anything that will interfere with, infringe upon or misappropriate any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

7.14 Tangible Assets. PCPlus owns or leases all buildings, machinery, equipment,
     ---------------
and other tangible assets used in the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from all material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and (other than inventory items subject to possible technological obsolescence to the extent such possibility is taken into account in valuing inventory on PCPlus' books and records and appropriate reserves for such obsolescence are set forth on the face of the Most Recent Balance Sheet) is suitable for the purposes for which it presently is used. The Most Recent Balance Sheet sets forth all of the material tangible assets necessary to conduct PCPlus' business as it is currently being conducted.

7.15.  Contracts.  Section 7.15 of the  Disclosure  Schedule lists the following
       ----------
contracts and other agreements to which PCPlus is a party:

     7.15a. any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

     7.15.b. any agreement concerning a partnership or joint venture;

     7.15.c. any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     7.15.d. any agreement concerning confidentiality or noncompetition;

     7.15.e. any agreement with any of the Stockholders and their Affiliates (other than PCPlus);

     7.15.f.   any  profit  sharing,   stock  option,   stock  purchase,   stock
appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

     7.15.g. any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $60,000 or providing severance benefits;

     7.15.h. any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business; or

     7.15.i. any agreement under which the consequences of a default or termination could have a Material Adverse Effect.

The Stockholders have delivered to Network Solutions and MLC a correct and complete copy of each written agreement listed in Section 7.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 7.15 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no notice has been received by PCPlus or the Stockholders that any party has repudiated any provision of the agreement.

7.16. Notes and Accounts Receivable. All notes and accounts receivable of PCPlus
      ------------------------------
are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of PCPlus.

7.17. Powers of Attorney.  There are no outstanding  powers of attorney executed
      -------------------
on behalf of PCPlus.

7.18.  Insurance.  Section  7.18  of the  Disclosure  Schedule  sets  forth  the
       ----------
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which PCPlus has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles  and ceilings  are  calculated  and operate) of coverage;  and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each insurance policy that is currently in effect:
(A) the policy is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither PCPlus nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no notice has been received by PCPlus or the Stockholders that any party to the policy has repudiated any provision thereof. PCPlus has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 7.18 of the Disclosure Schedule describes any self-insurance arrangements affecting PCPlus.

7.19.  Litigation.  Section  7.19 of the  Disclosure  Schedule  sets  forth each
       -----------
instance in which PCPlus (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of PCPlus and the Stockholders, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the Knowledge of PCPlus and the Stockholders, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 7.19 of the Disclosure Schedule could result in any Material Adverse Effect on PCPlus. None of the Stockholders has any Basis to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against PCPlus.

7.20.  Employees.  To the Knowledge  (without  inquiry) of the  Stockholders and
       ----------
PCPlus, no executive, key employee, or group of employees currently has any plans to terminate employment with PCPlus or as a result of this Agreement. PCPlus has not committed any unfair labor practice. None of the Stockholders or PCPlus has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of PCPlus.

7.21.    Employee Benefits
         -----------------
     7.21a. Section7.22 of the Disclosure Schedule lists each Employee Benefit Plan that PCPlus maintains or to which PCPlus contributes.

     7.21.b. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

     7.21.c. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code ss.4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

     7.21.d All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of PCPlus. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

     7.21.e. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a) and either is a prototype plan for which a favorable determination letter is not required or has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

     7.21.f. The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan), subject to Title IV of ERISA, equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

     7.21.g. The Stockholders have delivered to Network Solutions and MLC correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

     7.21.h. To the Knowledge of PCPlus and the Stockholders, with respect to each Employee Benefit Plan that PCPlus maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

     7.21.h.i. No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan), subject to Title IV of ERISA, has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

     7.21.h.ii. There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Stockholders has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

     7.21.h.iii. PCPlus has not incurred, and none of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of PCPlus has any Basis to expect that PCPlus or the Surviving
Corporation will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     7.21.i PCPlus does not contribute to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

     7.21.j. PCPlus does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B).

7.22.  Guaranties.  PCPlus is not a  guarantor  or  otherwise  is liable for any
       ----------
Liability  or  obligation  (including  indebtedness)  of any  other Person.

7.23.    Environment, Health, and Safety
         -------------------------------

     7.23a. To the Knowledge of PCPlus and the Stockholders, PCPlus has complied with all Environmental, Health, and Safety Laws except where the failure to so comply would not have a Material Adverse Effect on PCPlus, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

     7.23.b. To the Knowledge of PCPlus and the Stockholders, PCPlus does not have any Liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against PCPlus giving rise to any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law as in effect and as currently interpreted on the date hereof and the Closing Date.

     7.23.c. To the Knowledge of PCPlus and the Stockholders, all properties and equipment used in the VAR Business of PCPlus has been free of asbestos and Extremely Hazardous Substances.

7.24 Customers. The names of all customers of PCPlus during the period since the
     ----------
end of the Most Recent Fiscal Year are listed in Section 7.24 of the Disclosure Schedule. All contracts and agreements with such customers are valid, effective and enforceable, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and the Disclosure Schedule sets forth all customers who have account balances that are in excess of 90 days past due. Except pursuant to the terms of its existing agreements PCPlus knows of no written or oral communication, fact, event or action which exists or has occurred within 120 days prior to the date of this Agreement which would indicate that any of the following shall terminate or materially reduce its business with PCPlus:

     7.24.d.i. any current customer of PCPlus which accounted for over 1% of total net sales of PCPlus for its most recently completed fiscal year; or

     7.24.d.ii. any current supplier to PCPlus of items essential to the conduct of the business, which items cannot be replaced at comparable cost and the loss of which would have an Material Adverse Effect on PCPlus.

Since the Most Recent Balance Sheet Date, PCPlus has retained or replaced all sales personnel employed in connection with the operation of the VAR Business.

7.25.  Related Party Agreements.  Other than advances to commissioned  employees
       -------------------------
not to exceed $50,000 in the aggregate, which shall generally be considered as issued in the Ordinary Course of Business, the Disclosure Schedule sets forth all indebtedness to PCPlus of the Stockholders or the officers, directors or employees of PCPlus. Except for the advances to the commissioned employees referred to above, all of such indebtedness has been or will be repaid on or before the Closing Date. All credit cards issued for the account of PCPlus shall be canceled prior to the Closing Date and, upon cancellation, all personal charges shall be paid in full by the Stockholders. The Disclosure Schedule sets forth all agreements between (i) PCPlus and its employees and (ii) PCPlus and the Stockholders.

7.26. Product Liability. PCPlus has no liability (and to the Knowledge of PCPlus
      ------------------
and the Stockholders, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against PCPlus giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by PCPlus.

7.27. Bank Accounts.  The Disclosure  Schedule sets forth all bank accounts and
      ---------------
marketable securities (both debt and equity) of PCPlus.

7.28.  Change in Control.  PCPlus is not a party to any contract or arrangement,
       ------------------
which contains a "change in control," "potential change in control" or similar provision, and the consummation of the Merger shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from PCPlus to any person or give any person the right to terminate or alter the provisions of any agreement to which PCPlus is a party.

7.29. Inventory. The inventory of PCPlus is in good and marketable condition and
      ---------
is capable of being sold in the ordinary course of business without discounts to the perpetual weighted average cost, as adjusted to take into account possible technological obsolescence, at which such inventory is recorded on the books and records of PCPlus and appropriate reserves for such obsolescence are set forth on the face of the Most Recent Balance Sheet.

7.30. Spin-Off Assets. Section 7.30 of the Disclosure Schedule sets forth all of
      ----------------
the assets and liabilities that either have been or will be transferred to ImagingCo prior to the Closing Date (the "Spin-Off Assets"). There are no agreements, whether written or oral, to transfer any other assets and liabilities of PCPlus to ImagingCo or to any other party.

7.31. Disclosure. The representations and warranties contained in this Article 7
      -----------
do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 7 not misleading.

                                    ARTICLE 8

                              PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

8.1. General. Each of the Parties will use his or its reasonable best efforts to
     --------
take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 10 below).

8.2.  Notices and  Consents.  PCPlus shall give any notices to third parties and
      ----------------------
shall use its reasonable best efforts to obtain any third party consents that MLC and Network Solutions may reasonably request in connection with the matters referred to in Section 7.3 above. Each of the Parties shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 5.1, Section 6.4, and
Section 7.3 above.

8.3.  Maintenance of Business;  Prohibited Acts. During the period from the date
      ------------------------------------------
of this Agreement to the Effective Time, the Stockholders will not, and will not cause PCPlus to, take any action that adversely affects the ability of PCPlus
(i) to pursue the VAR Business in the ordinary course, (ii) to seek to preserve intact VAR Business organization, (iii) to keep available the service of its current officers and employees and (iv) to preserve its relationships with customers, suppliers and others having business dealings with it; and the Stockholders will not allow PCPlus, without MLC's prior written consent (which consent shall not be unreasonably withheld or delayed) to:

     8.3.a.issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of (i) any additional shares of its capital stock of any class (including PCPlus Common Shares), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any other securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or
(ii) any other securities in respect of, in lieu of or in substitution for PCPlus Common Shares outstanding on the date hereof;

     8.3.b. redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including PCPlus Common Shares);

     8.3.c. split, combine, subdivide or reclassify any shares of its capital stock or otherwise make any payments to the Stockholders in their capacities as stockholders of PCPlus, other than in connection with the transfer of the Spin-Off Assets to ImagingCo described in Section 7.30 above;

     8.3.d. (i) grant any increases in the compensation of any of its directors, officers or executives or grant any increases in compensation to any of its employees, (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any Employee Benefit Plan as in effect on the date hereof to any such director, officer or employee, whether, past or present, (iii) enter into any new or amend any existing employment or severance agreement with any such director, officer or employee, except as approved by MLC in its sole discretion, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise), or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new Employee Benefit Plan, except in the case of (i) through (v) inclusive, under and pursuant to the employment agreements referred to in Section 10.1(f);

     8.3.e. except for the distribution of the Spin-Off Assets, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

     8.3.f.  make  any  acquisition,  by  means  of  merger,   consolidation  or
otherwise, of any direct or indirect ownership interest in or assets comprising any business enterprise or operation;

     8.3.g. adopt any amendments to its articles of incorporation or by-laws;

     8.3.h. incur any indebtedness for borrowed money or guarantee such indebtedness or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person or make any loans, advances or capital contributions to, or investments in, any other corporation, any partnership or other legal entity or to any other persons, except for bank deposits and other investments in marketable securities and cash

     8.3.i. equivalents made in the Ordinary Course of Business;

     8.3.j. engage in the conduct of any business the nature of which is materially different from the business in which PCPlus is currently engaged;

     8.3.k. enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of PCPlus;

     8.3.l. forgive any indebtedness owed to PCPlus or convert or contribute by way of capital contribution any such indebtedness owed;

     8.3.m. authorize or enter into any agreement providing for management services to be provided by PCPlus to any third-party or an increase in management fees paid by any third-party under existing management agreements;

     8.3.n. mortgage, pledge, encumber, sell, lease or transfer any material assets of PCPlus except with the prior written consent of MLC or as contemplated by this Agreement,

     8.3.o. authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

     8.3.p. perform any act or omit to take any action that would make any of the representations made above inaccurate or materially misleading as of the Effective Time.

8.4.Full  Access.  PCPlus  shall  permit  representatives  of  MLC  and  Network
    -------------
Solutions to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of PCPlus to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to PCPlus.

8.5.  Notice of  Developments.  Each of the  Stockholders  and PCPlus shall give
      ------------------------
prompt written notice to MLC and Network Solutions of any material adverse development occurring after the date hereof causing a breach of any of the representations and warranties in Article 7 above. Each Party will give prompt written notice to the others of any material adverse development occurring after the date hereof causing a breach of any of his own representations and warranties in Articles 5 and 6 above. No disclosure by any Party pursuant to this Section 8.5, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant. Notwithstanding the foregoing, in the event that, after receipt of such additional disclosure, MLC and Network Solutions close the transactions contemplated by this Agreement, MLC and Network Solutions shall be deemed to have waived any right to seek indemnification pursuant to Section 12 for any breach of such representation and warranty or covenant that would have otherwise occurred as a result of such additional disclosure.

8.6. Tax Matters. Each of the Stockholders,  PCPlus and MLC agrees to report the
     ------------
Merger on all Tax Returns and, if applicable, other filings as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code to the extent permitted by law.

8.7  Reorganization.  From and after the date hereof and prior to the  Effective
     ---------------
Time, except for the transactions contemplated or permitted herein, none of PCPlus, the Stockholders or MLC shall knowingly take any action that would be inconsistent with the representations and warranties made by it herein, including, but not limited to, knowingly taking any action, or knowingly failing to take any action, that is known to cause disqualification of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

8.8. PCPlus Stockholder Approval.Each of the Stockholders hereby agrees to vote,
     ---------------------------
at the PCPlus Stockholders Meeting, the PCPlus Common Shares owned by such Stockholder in favor of the Agreement and the transactions contemplated hereby. [MLC assumes Nadim will be granted a power of attorney to sign on behalf of the Stockholders. If so, a copy of the power of attorney should be an Exhibit to this Agreement]


8.9. Exclusivity.  From the date hereof until the earlier of May 30, 1998 or the
     ------------
Closing Date, none of the Stockholders or PCPlus shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities or any substantial portion of the assets of PCPlus (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Stockholders shall vote their PCPlus Common Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Stockholders and PCPlus shall notify MLC as soon as reasonably practicable (but in no event later than five Business Days after receipt) if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. In the event that this Section 8.9 (other than in connection with any unsolicited proposal received by PCPlus or any officer, director, employee, agent or
Stockholder in which PCPlus or any officer, director, employee, agent or Stockholder does not respond) is breached and the Merger is not consummated as a result of such breach, PCPlus (and not the Stockholders) shall pay to MLC an amount equal to all of MLC's out-of-pocket expenses incurred in connection with this Agreement and the proposed Merger, including, without limitation, reasonable attorneys' fees, up to a maximum amount of $100,000. In addition, in the event that the Merger is not consummated as a result of a breach of this
Section 8.9 (other than in connection with any unsolicited proposal received by PCPlus or any officer, director, employee, agent or Stockholder in which PCPlus or any officer, director, employee, agent or Stockholder does not respond) and PCPlus is acquired within one year from the date hereof, whether through merger, consolidation, substantial asset purchase or share exchange (a "Sales Transaction"), PCPlus (and not the Stockholders) shall promptly pay to MLC an amount equal to one-third of the excess, if any, of the consideration paid in the Sales Transaction allocable to the value added resale portion of the PCPlus business over the Merger Consideration. The right of MLC to receive the payments described above shall be in addition to, and not in lieu of, any other rights and remedies available to MLC at law or in equity for breaches of this Agreement.

                                    ARTICLE 9

                             POST-CLOSING COVENANTS


The Parties agree as follows with respect to the period following the Closing:

9.1. General. In the event that at any time after the Closing any further action
     --------
is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 12 below). The Stockholders acknowledge and agree that from and after the Closing, the Surviving Corporation and MLC will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to PCPlus. MLC acknowledges and agrees that it shall retain all Tax records for a period of at least three years, or such longer period that the Stockholders may reasonably request before the end of the three-year period, and that the Stockholders will be entitled to reasonable access to and copies of all documents, books, records (including Tax records), agreements and financial data of any sort relating to PCPlus (subject to obligations regarding confidentiality binding upon the Stockholders) in connection with (i) the preparation of any federal, state or local income or use Tax returns, (ii) any audit being conducted by any governmental authority or
(iii) for other similar purposes.

9.2.  Litigation  Support. In the event and for so long as any Party actively is
      ---------------------
contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving PCPlus, each of the other Parties will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 12 below).

9.3. Transition.  None of the Stockholders will take any action that is designed
     -----------
or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of PCPlus from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with PCPlus prior to the Closing.

9.4. Confidentiality
     ---------------
     9.4.a. Except to the extent reasonably necessary to satisfy any Tax or legal reporting requirement in connection with the conduct of ImagingCo's business or the business of the Surviving Corporation, each of the Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to MLC or lawfully destroy, at the request and option of MLC, all tangible embodiments (and all copies) of the Confidential Information which are in his or her possession.

     9.4.b. Except to the extent reasonably necessary to satisfy any Tax or legal reporting requirement in connection with the conduct of VAR Business or the business of the Surviving Corporation, MLC and Network Solutions will treat and hold as such all of the Confidential Information that relates to the Spin-Off Assets and the imaging business conducted by PCPlus, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Stockholders or lawfully destroy, at the request and option of the Stockholders, all tangible embodiments (and all copies) of the Confidential Information which are in their possession.

     9.4.c. In the event that either party (any Stockholder, with respect to Confidential Information described in 9.4(a) above, and MLC with respect to 9.4(b) above) is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information under which he or it is under an obligation pursuant to this Section 9.4, such party will notify the other party promptly of the request or requirement so that the other party may seek, at its sole expense, an appropriate protective order or waive compliance with the provisions of this
Section 9.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any party is, on the advice of counsel, compelled to disclose any

Confidential Information to any tribunal or else stand liable for contempt, then such party may disclose the Confidential Information to such tribunal; provided, however, that the disclosing party shall use his or its best efforts to obtain, at the request of the nondisclosing party and at the nondisclosing party's expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the nondisclosing party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

9.5. Covenant Not to Compete. For a period of the greater of (i) four years from
     ------------------------
and after the Closing Date or (ii) two years from and after the date he ceases employment with the Surviving Corporation for any reason, Nadim Achi will not engage directly or indirectly in any VAR business that the Surviving Corporation or MLC conducts as of the Closing Date including, without limitation, equipment leasing and equipment financing. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The restrictions set forth in this Section
9.5 shall be inapplicable in the event of MLC's bankruptcy, dissolution or forced reorganization. Nothing contained in this Section 9.5 shall in any way preclude the involvement of Nadim Achi in the imaging and other non-VAR businesses of ImagingCo, provided that such non-VAR businesses do not consist of businesses that relate to computer leasing and equipment financing.

9.6.  Listing.  MLC shall  use its best  efforts  to  effect,  at or before  the
      --------
issuance of any MLC Common  Shares  issued as Merger  Consideration  pursuant to
Article 4, authorization for listing or quotation of such MLC Common Shares on Nasdaq, subject to official notice of issuance.

9.7.  Reporting of  Transaction.  Each of the Parties shall report the Merger on
      --------------------------
his, her or its respective Tax Returns as a reorganization within the meaning of Sections 368(a)1)(A) and 368(a)(2)(D) of the Code.

9.8.  Reorganization.  From and after the Effective Time, the Stockholders shall
      ---------------
not knowingly taking any action, or knowingly fail to take any action, that would cause a disqualification of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                                   ARTICLE 10

                        CONDITIONS TO OBLIGATION TO CLOSE


10.1. Conditions to Each Party's Obligation.  The respective obligations of MLC,
      --------------------------------------
Network Solutions, PCPlus and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may be waived upon the written consent of MLC and the Stockholders:

10.2. MLC Board Approval.  The Board of Directors of MLC shall have approved the
      -------------------
Merger in accordance with applicable law and approved the issuance of the Share Consideration pursuant to the terms of this Agreement.

10.3.  PCPlus Board and Stockholder  Approval.  The Board of Directors of PCPlus
       --------------------------------------
and the Stockholders shall have approved the Merger in accordance with applicable law.

10.4.  Governmental  Approvals.  The  Parties  shall  have  received  all  other
       ------------------------
authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5.1, Section 6.4, and Section 7.3 above.

10.5.  No Injunction  or  Proceedings.  There shall not be in effect any
       -------------------------------
action, suit, or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of MLC or PCPlus, (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of MLC to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

10.6. No Suspension of Trading,  Etc. At the Effective  Time,  there shall be no
      -------------------------------
suspension of trading in MLC Common Shares on Nasdaq, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war or other international, armed hostility or national calamity directly or indirectly involving the United States, which war, hostility or calamity (or any material acceleration or worsening thereof), in the sole judgment of MLC, would have a Material Adverse Effect on PCPlus or, in the sole judgment of the Stockholders, would have a Material Adverse Effect on MLC.

10.7.  Employment  Agreements.  Nadim Achi shall have entered into an employment
       -----------------------
agreement with MLC in substantially the form attach hereto as Exhibit A.

10.8.  Escrow  Agreement.  MLC and the  Stockholders  shall  have  executed  and
       -------------------
delivered counterparts of the Escrow Agreement in the form attached hereto as Exhibit B, together with any counterparts signed by the Escrow Agent and blank stock powers executed by each of the Stockholders with respect to the MLC Common Shares to be held in the Escrow Deposit.

10.9.  ImagingCo Lease. The lease, in substantially  the form attached hereto as
       ----------------
Exhibit C, shall have been executed and delivered by the parties thereto.

10.10.  Sales and Marketing  Agreement.  The sales and marketing  agreement,  in
        -------------------------------
substantially the for attached hereto, shall have been executed and delivered by the parties thereto.

10.11. Conditions to Obligation of Network Solutions and MLC. The obligations of
       -------------------------------------------------------
Network Solutions and MLC to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     10.11.a. the Stockholders and PCPlus shall have delivered to Network Solutions and MLC a certificate to the effect that:


     10.11.a.i..  the  representations and warranties set forth in Article 5 and
Article 7 above are true and correct in all material respects at and as of the Closing Date;

     10.11.a.ii. the Stockholders and PCPlus have performed and complied with all of their covenants hereunder in all material respects at and as of the Closing Date;

     10.11.a.iii. PCPlus has procured all of the third party consents specified in Section 7.3 above; and

     10.11.a.iv. no action, suit, or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of MLC to own the capital stock of the surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge is in effect);

     10.11.b. NetworkSolutions and MLC shall have received an opinion dated as of the Closing Date from Silverstein and Mullens, P.L.L.C., counsel to the Stockholders and PCPlus, addressed and in form satisfactory to Network Solutions and MLC;

     10.11.c. MLC shall have received the resignations, effective as of the Closing, of each director and officer of PCPlus other than those whom MLC shall have specified in writing prior to the Closing;

     10.11.d. MLC shall have received satisfactory evidence that all bonus plans under which officers, directors or employees of PCPlus are beneficiaries have been terminated as of the Closing Date; and

     10.11.e. The Spin-Off Assets have been transferred to ImagingCo substantially in the manner described on Schedule 10.2(e) attached hereto. MLC may waive any condition specified in this Section 10.2 if it executes a writing so stating at or prior to the Closing.

10.12.  Conditions to Obligation of the Stockholders and PCPlus. The obligation
        ---------------------------------------------------------
of the Stockholders and PCPlus to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     10.12.a. Network Solutions and MLC shall have delivered to Stockholders and PCPlus a certificate to the effect that:

     10.12.a.i. the representations and warranties set forth in Article 6 above shall be true and correct in all material respects at and as of the Closing Date;

     10.12.a.ii. Network Solutions and MLC shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     10.12.b MLC shall have delivered to the Stockholders the Share Consideration pursuant to Section 4.2 and shall have paid the Cash Consideration by wire transfer, in immediate available funds, to an account at a bank designated by the Representative.

     10.12.c. since December 31, 1997, there shall not have occurred or been threatened any changes in the business, properties, operations or condition (financial or otherwise) of MLC which would have a Material Adverse Effect;

     10.12.d. the Stockholders shall have received an opinion dated as of the Closing Date from Hazel & Thomas, P.C., counsel to Network Solutions and MLC, addressed and in form satisfactory to the Stockholders;

     10.12.e. the Stockholders shall have received an opinion dated as of the Closing Date from Shaw Pittman Potts & Trowbridge, counsel to Network Solutions and MLC, addressed and in form satisfactory to the Stockholders; and

     10.12.f. MLC and the Representative have reached an agreement as to MLC stock options to be issued to employees of PC Plus who continue to work for Network Solutions.

The Stockholders may waive any condition specified in this Section 10.3 if they execute a writing so stating at or prior to the Closing.

                                   ARTICLE 11

                                   TERMINATION


11.1.  Termination by Mutual  Consent.  This Agreement may be terminated and the
       --------------------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Stockholders or the stockholders of Network Solutions, respectively, by the mutual written consent of MLC and the Representative.


11.2.  Termination by Either MLC or PCPlus. This Agreement may be terminated and
       ------------------------------------
the Merger may be abandoned (a) by action of the Board of Directors of MLC in the event of a failure of a condition to the obligations of MLC or the Network Solutions set forth in Section 10.2 of this Agreement; or (b) by the Representative in the event of a failure of a condition to the obligations of the Stockholders or PCPlus set forth in Section 10.3 of this Agreement; or (c) by MLC or the Representative, in their sole discretion, in the event that the Merger Share price is less than $10.00; or (d) if a United States federal or state court of competent jurisdiction or United States federal or state governmental agency shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such other, decree, ruling or other action shall have become final and non-appealable; or (e) the Effective Time has not occurred by July 15, 1998; and provided, in the case of a termination pursuant to clause (a), (b) or (e) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause. In the event of a termination by MLC pursuant to clause (c) above, MLC shall pay to PCPlus an amount equal to all of PCPlus' out-of-pocket expenses incurred in connection with this Agreement and the proposed Merger, including, without limitation, reasonable attorneys' fees, up to a maximum amount of $100,000.

11.3. Effect of Termination and Abandonment. In the event of termination of this
      --------------------------------------
Agreement and abandonment of the Merger pursuant to this Article 11, no party hereto (or any of its directors or officers) shall, except as provided in
Section 11.2 above, have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 12

                                 INDEMNIFICATION


12.1.  Indemnity  Obligations of the  Stockholders.  Subject to Section 12.5 and
       ---------------------------------------------
Section 12.6, each of the Stockholders hereby jointly and severally agrees to indemnify and hold MLC and Network Solutions harmless from, and to reimburse MLC and Network Solutions for, any MLC Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "MLC Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever resulting from (i) any breach of any representation and warranty of the Stockholders or PCPlus which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant thereto; (ii) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Stockholders or PCPlus which are contained in or made pursuant to this Agreement; and (iii) all interest, penalties and costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this
Section 12.1.

12.2.  Indemnity  Olbigations  of MLC and  Network  Solutions.  MLC and  Network
       -------------------------------------------------------
Solutions hereby jointly and severally agree to indemnify and hold each of the Stockholders harmless from, and to reimburse each of the Stockholders for, any Stockholder Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Stockholder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever incurred by the Stockholders resulting from (i) any breach of any representation and warranty of Network Solutions or MLC which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant thereto; any breach or non-fulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Network Solutions or MLC which are contained in or made pursuant to the terms and conditions of this Agreement; and (iii) all interest, penalties, costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this
Section 12.2.

12.3.  Appointment of Representative.  Each of the Stockholders  hereby appoints
       ------------------------------
Nadim Achi as its exclusive agent to act on its behalf with respect to any and all Stockholder Indemnity Claims and any and all MLC Indemnity Claims arising under this Agreement or such other representative as may be hereafter appointed by a majority in interest of the Stockholders. Such agent is hereinafter referred to as the "Representative." The Representative shall take, and the Stockholders agree that the Representative shall take, any and all actions which the Representative believes are necessary, desirable or appropriate under this Agreement for and on behalf of the Stockholders, as fully as if such parties were acting on their own behalf, including, without limitation, asserting Stockholder Indemnity Claims against MLC, defending all MLC Indemnity Claims, consenting to, compromising or settling all Stockholder Indemnity Claims and MLC

Indemnity Claims, conducting negotiations with MLC and its representatives regarding such claims, dealing with MLC and the Escrow Agent under the Escrow Agreement referred to in Section 12.7(a) below with respect to all matters arising under the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. MLC shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon the Stockholders. The Representative, acting pursuant to this Section 12.3, shall not be liable to any other Stockholder for any act or omission, except in connection with any act or omission that was the result of the Representative's bad faith or gross negligence.

12.4.  Notification  of Claims.  Subject to the  provisions  of Section 12.5 and
       ------------------------
Section 12.6, in the event of the occurrence of an event which any party asserts constitutes a MLC Indemnity Claim or a Stockholder Indemnity Claim, as applicable, such party shall provide the indemnifying party with prompt notice of such event and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior written consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure to give timely notice or to furnish the indemnifying party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any additional financial cost or material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the indemnified parties, insofar as such claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment or compromise of such claims, or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any material liability or obligation not covered by the indemnity obligations of the indemnifying parties under this Agreement (including, without limitation, any injunctive relief or other remedy). In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

12.5.  Survival.  All representations  and warranties,  and, except as otherwise
       ---------
provided in this Agreement, all covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive for a period of two years from the Closing Date; provided, however, the representations and warranties contained in Section 7.23 (solely insofar as such representations and warranties contained in Section 7.23 relate to environmental matters) shall survive for a period of three years from the Closing Date and the representations and warranties contained in Sections and 7.11 shall survive until the expiration of the applicable statute of limitations with respect to the matters covered thereby. No claim shall be made after the applicable survival period.

12.6.  Limitations.  Notwithstanding the foregoing,  any claim by an indemnified
       ------------
party against any indemnifying party under this Agreement shall be payable by the indemnifying party only in the event, and to the extent, that the accumulated amount of the claims in respect of such indemnifying party's obligations to indemnify under this Agreement shall exceed $60,000 in the aggregate (the "Indemnification Threshold"); provided, however, that the Indemnification Threshold shall not be applicable to MLC Indemnity Claims and Third-Party Indemnity Claims resulting from breaches by PCPlus or the Stockholders of the representations and warranties contained in Sections 5.4,
7.2 and 7.11 ("Special Claims"), which upon resolution of such Claims or judgment, shall be paid on a dollar-for-dollar basis without regard to the Indemnification Threshold.

12.7.    Escrow.

     12.7.a. The Stockholders shall deposit into escrow, with the Escrow Agent named in the Escrow Agreement, such number of MLC Common Shares issued in connection with the Merger having an aggregate value (based on the Merger Share Price) of five percent of the Merger Consideration (such deposit being referred to as the "Escrow Deposit"). Until such time as the aggregate amount of MLC Indemnity Claims in excess of the Indemnification Threshold and Special Claims which have been definitively resolved to be payable in favor of MLC or Network Solutions shall equal or exceed the amount of the Deemed Escrow Value (as hereinafter defined), all MLC Indemnity Claims and Special Claims shall be satisfied first out of the MLC Common Shares held in the Escrow Deposit, as further provided under the terms of the Escrow Agreement. For purposes hereof, all MLC Common Shares returned to MLC in settlement of any MLC Indemnity Claims under the Escrow Agreement shall be valued at the Merger Share Price. At such time as the aggregate amount of MLC Indemnity Claims in excess of the Indemnification Threshold and Special Claims which have been definitively resolved to be payable in favor of MLC or Network Solutions shall exceed the Deemed Escrow Value, each of the Stockholders shall thereafter be jointly and severally liable to MLC or Network Solutions for such claims. The liability of the Stockholders for payable MLC Indemnity Claims in excess of the Deemed Escrow Value may be satisfied, at the election of each Stockholder, through (i) the delivery of MLC Common Shares to MLC, such shares to be valued at the Merger Share Price, (ii) the payment of cash or (iii) any combination of such MLC Common Shares valued at the Merger Share Price and cash.

     12.7.b. For purposes of this Agreement, the term "Deemed Escrow Value" shall mean the value of the MLC Common Shares to be transferred by the Stockholders into the Escrow Deposit, determined by multiplying such number of MLC Common Shares times the Merger Share Price.

     12.7.c. Subject to the terms set forth in the Escrow Agreement, the maximum term of the Escrow Agreement shall be for a period of two years and the MLC Common Shares held in escrow shall be distributed to the Stockholders in accordance with the terms thereof.

12.8.  Payment of  Indemnity  Claims.  Notwithstanding  anything to the contrary
       ------------------------------
herein, any liability of Network Solutions and MLC under this Agreement for Stockholder Indemnity Claims (other than pursuant to item (iii) of Section 12.2) shall be satisfied solely through the issuance of additional MLC Common Shares, such additional MLC Common Shares to be valued at the Merger Share Price and to be issued on a pro rata basis to the Stockholders based on their relative equity interests in PCPlus immediately prior to the consummation of the Merger. With respect to any MLC Common Shares to be returned to the MLC by the Stockholders in settlement of MLC Indemnity Claims pursuant to this Section 12.8, any dividends previously paid in respect of such returned MLC Common Shares (whether paid in cash, MLC Common Shares or other property) shall also be returned to the MLC.

12.9.    Offsets to Liability.
         ---------------------

     12.9.a. If any claims are made by third parties against an indemnified party for which an indemnifying party would be liable, and it appears likely that such claims might also be covered by the indemnified party's insurance policies, the indemnified party shall make a timely claim under such policies and to the extent that such party obtains any recovery from such insurance, such recovery shall be offset against any sums due from an indemnifying party (or shall be repaid by the indemnified party to the extent that an indemnifying party has already paid any such amounts). Notwithstanding the foregoing, the failure, for any reason, of the indemnified party to receive a recovery under such insurance policies on any claim shall in no way affect the rights of the indemnified to seek payment with respect to such claim from the indemnifying party.

     12.9.b. Any sums otherwise due hereunder to an indemnified party shall be reduced by the tax benefits realized or to be realized, if any, by such party as a result of the losses, claims, obligations, payments or encumbrances with respect to which indemnification is sought. All indemnification payments under this Article 12 shall be deemed adjustments to the Merger Consideration described in Article 4 above.

                                   ARTICLE 13

                                  MISCELLANEOUS

13.1 Press  Releases  and Public  Announcements.  No Party shall issue any press
     -------------------------------------------
release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of MLC and the Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

13.2. No Third Party  Beneficiaries.  This Agreement shall not confer any rights
      ------------------------------
or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

13.3.  Entire  Agreement.  This Agreement  (including the documents  referred to
       ------------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

13.4. Succession and Assignment. This Agreement shall be binding upon and inure
      ---------------------------
to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of MLC and the Representative; provided, however, that MLC may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases MLC nonetheless shall remain responsible for the performance of all of its obligations hereunder).

13.5. Counterparts.  This Agreement may be executed in one or more counterparts,
      -------------
each of which shall be deemed an original but all of which together will constitute one and the same instrument.


13.6.  Headings.  The section headings  contained in this Agreement are inserted
       ---------
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

13.7. Notices. All notices, requests,  demands, claims, and other communications
      --------
hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to PCPlus or the Stockholders:
     ---------------------------------
         Nadim Achi
         1851 Alexander Bell Drive
         Reston, VA20191


     With copy to:
     -------------
         Silverstein and Mullens, P.L.L.C.
         1776 K Street, N.W.
         Suite 800
         Washington, D.C.  20006
         Attn:  John P. Warner, Esq.
         Telecopy: (202) 452-7989


     If to MLC and Network Solutions:
     --------------------------------
         Kleyton L. Parkhurst
         Secretary and Treasurer
         MLC Holdings, Inc.
         11150 Sunset Hills Road
         Suite 110
         Reston, Virginia
         Telecopy: (703) 834-5710


     With copy to:
     -------------
         Shaw Pittman Potts & Trowbridge
         2300 N Street, N.W.
         Washington, D.C.  20037
         Attn: John M. McDonald, Esq.
         Telecopy:  (202) 663-8007


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any notice, request, demand, claim or other communication that is sent by telecopy, telex or electronic mail shall be followed up by a hard copy to the Party addressed within a reasonable period of time not to exceed five days. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13.8.  GOVERNING  LAW.  THIS  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED  IN
       ---------------
ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

13.9.Amendments and Waivers.  No amendment of any  provision of this  Agreement
     -----------------------
     shall be valid unless the same shall be in writing and signed by MLC and the Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     13.10.  Severability.  Any  term or  provision  of this  Agreement  that is
             --------------
     invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     13.11.  Expenses.  The Stockholders  agree that they, and not PCPlus,  will
             ---------
     bear all of the costs and expenses (including any of their legal fees and expenses) incurred on their behalf or on behalf of PCPlus after the Effective Time in connection with this Agreement or any of the transactions contemplated hereby.

     13.12.   Construction.   The  Parties  have  participated  jointly  in  the
              ------------
     negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

     13.13.  Incorporation of Exhibits and Schedules. The Exhibits and Schedules
             ----------------------------------------
     identified in this Agreement are incorporated herein by reference and made a part hereof.

     13.14.  Specific  Performance.  Each of the Parties acknowledges and agrees
             ----------------------
     that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     13.15.  Submission  to  Jurisdiction.  Each of the  Parties  submits to the
             -----------------------------
     jurisdiction of any state or federal court sitting in the Commonwealth of Virginia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

     13.16.  Counterparts.  This  Agreement  may be  executed  in  two  or  more
             -------------
     counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                      MLC:

                                                     MLC HOLDINGS, INC.
                                                           /s/ Phillip G. Norton
                                                     ---------------------------
                                                     By:   Phillip G. Norton
                                                     Its:  Chairman, President
                                                            & CEO

                                                     NETWORK SOLUTIONS:

                                                     MLC NETWORK SOLUTIONS OF
                                                     VIRGINIA, INC.

                                                        /s/ Phillip G. Norton
                                                        ---------------------
                                                        By: Phillip G. Norton
                                                        Its: Chairman and
                                                        Chief Operating Office

                                                        PCPLUS:

                                                        PCPLUS, INC.
                                                           /s/ Nadim Achi
                                                           ---------------
                                                     By:   Nadim Achi
                                                     Its:  President


                                                     STOCKHOLDERS:


                                                     /s/ Camille Achi__________

                                                         Camille Achi

                                                    /s/ Nabil Achi_____________

                                                        Nabil Achi



                                                    /s/ Nadim Achi_ ___________

                                                        Nadim Achi


                                                    /s/ Ramzi Achi_____________

                                                        Ramzi Achi


                                                    /s/ Walid Achi_____________

                                                        Walid Achi


                                                    /s/ Marwan Bitar___________

                                                        Marwan Bitar


                                                    /s/ Rachad Dernaika________

                                                        Rachad Dernaika


                                                    /s/ Sahar Dernaika ________

                                                        Sahar Dernaika


                                                    /s/ Mireille Fayad ________

                                                        Mireille Fayad


                                                    /s/ Noureddin Driss _______

                                                        Noureddin Driss


                                                    /s/ Khalil/Noura Haddad ___

                                                        Khalil/Noura
                                                           Haddad


                                                    /s/ Rony Seikaly __________

                                                        Rony Seikaly



                                TABLE OF CONTENTS
                                                                               Page
                                                                              Number


           ARTICLE 1 DEFINITIONS ...................................           7

  1.1      Terms Defined in this Agreement .........................           7.00

           ARTICLE 2 MERGER; EFFECTIVE TIME; CLOSING ...............          12.00

  2.1      Merger ..................................................          12.00
  2.2      Effective Time ..........................................          12.00
  2.3      The Closing .............................................          13.00

           ARTICLE 3 ARTICLES OF INCORPORATION; BY-LAWS; AND DIRECTORS AND
               OFFICERS OF SURVIVING CORPORATION                              13

  3.1 Articles of Incorporation .........................................     13.00
  3.2 By-Laws ...........................................................     13.00
  3.3 Directors and Officers ............................................     13.00

                        ARTICLE 4 MERGER CONSIDERATION; PAYMENT
      OF MERGER CONSIDERATION ...........................................     13

  4.1 Merger Consideration; Conversion or Cancellation of PCPlus Common
            Shares in Merger .....................................            13.00
  4.2       Determination of Merger Consideration ................            14.00
  4.3       Post-Closing Adjustment ..............................            14.00
  4.4       Fractional MLC Common Shares .........................            15.00
  4.5       Transfer of PCPlus Common Shares .....................            15.00

     ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL STOCKHOLDERS  15

  5.1       Authorization of Transaction .........................            15.00
  5.2       Noncontravention .....................................            15.00
  5.3       PCPlus Common Shares .................................            15.00

     ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF NETWORK SOLUTIONS AND MLC    16

   6.1    Organization of Network Solutions and MLC .................         16.00
   6.2    Capital Stock .............................................         16.00
   6.3    Authorization for Common Stock ............................         16.00
   6.4    Authorization of Transaction ..............................         16.00
   6.5    Noncontravention ..........................................         17.00
   6.6    Brokers' Fees .............................................         17.00
   6.7    Nasdaq National Market ....................................         17.00
   6.8    Owner of Network Solutions ................................         17.00
   6.9    Disclosure ................................................         17.00

     ARTICLE 7 REPRESENTATIONS AND WARRANTIES CONCERNING PCPLUS.              17

   7.1    Organization, Qualification, and Corporate Power ..........         18.00
   7.2    Capitalization ............................................         18.00
   7.3    Authorization of Transaction ..............................         18.00
   7.4    Noncontravention ..........................................         18.00
   7.5    Title to Assets ...........................................         19.00
   7.6    Subsidiaries ..............................................         19.00
   7.7    Financial Statements ......................................         19.00
   7.8    Events Subsequent to Most Recent Fiscal Year End ..........         19.00
   7.9    Undisclosed Liabilities....................................         21.00
   7.10   Legal Compliance...........................................         21.00
   7.11   Tax Matters................................................         21.00
   7.12   Real Property..............................................         22.00
   7.13   Intellectual Property......................................         22.00
   7.14   Tangible Assets............................................         23.00
   7.15   Contracts..................................................         23.00
   7.16   Notes and Accounts Receivable..............................         24.00
   7.17   Powers of Attorney.........................................         24.00
   7.18   Insurance..................................................         24.00
   7.19   Litigation.................................................         25.00
   7.20   Employees..................................................         25.00
   7.21   Employee Benefits .........................................         25.00
   7.22   Guaranties ................................................         27.00
   7.23   Environment, Health, and Safety ...........................         27.00
   7.24   Customers .................................................         28.00
   7.25   Related Party Agreements ..................................         28.00
   7.26   Product Liability .........................................         28.00
   7.27   Bank Accounts .............................................         28.00
   7.28   Change in Control .........................................         28.00
   7.29   Inventory .................................................         28.00
   7.30   Spin-Off Assets ...........................................         28.00
   7.31   Disclosures................................................         28.00
                                       -i-

            ARTICLE 8 PRE-CLOSING COVENANTS .........................         29

   8.1      General .................................................         29.00
   8.2      Notices and Consents ....................................         29.00
   8.3      Maintenance of Business; Prohibited Acts ................         29.00
   8.4      Full Access .............................................         31.00
   8.5      Notice of Developments ..................................         31.00
   8.6      Tax Matters .............................................         31.00
   8.7   Reorganization .............................................         31.00
   8.8   PCPlus Stockholder Approval ................................         31.00
   8.9   Exclusivity ................................................         31.00

         ARTICLE 9 Post-Closing Covenants ...........................        32

   9.1   General .....................................................        32.00
   9.2   Litigation Support ..........................................        33.00
   9.3   Transition ..................................................        33.00
   9.4   Confidentiality .............................................        33.00
   9.5   Covenant Not to Compete .....................................        34.00
   9.6   Listing .....................................................        34.00
   9.7   Reporting of Transaction ....................................        34.00
   9.8   Reorganization ..............................................        34.00

         ARTICLE 10 CONDITIONS TO OBLIGATION TO CLOSE ................        35.00

  10.1   Conditions to Each Party's Obligation .......................        35.00
  10.2   Conditions to Obligation of Network Solutions and MLC .......        35.00
  10.3   Conditions to Obligation of the Stockholders and PCPlus .....        35.00
  10.4   Governmental Approvals.......................................        35.00
  10.5   No Injunction or Proceedings.................................        35.00
  10.6   No Suspension of Trading.....................................        35.00
  10.7   Employment Agreements........................................        35.00
  10.8   Escrow Agreement.............................................        36.00
  10.9   ImagingCo Lease..............................................        36.00
  10.10  Sales and Marketing Agreement................................        36.00
  10.11  Conditions to Obligation of Network Solutions and MLC........        36.00
  10.12  Conditions to Obligation of the Stockholders and PCPlus......        37.00

         ARTICLE 11 TERMINATION ......................................        38

  11.1   Termination by Mutual Consent ...............................        38.00
  11.2   Termination by Either MLC or PCPlus .........................        38.00
  11.3   Effect of Termination and Abandonment .......................        38.00

         ARTICLE 12 INDEMNIFICATION ..................................        39

  12.1   Indemnity Obligations of the Stockholders ...................        39.00
  12.2   Indemnity Obligations of MLC and Network Solutions ..........        39.00
  12.3   Appointment of Representative ...............................        39.00
  12.4   Notification of Claims ......................................        40.00
  12.5   Survival ....................................................        41.00
  12.6   Limitations .................................................        41.00
  12.7      Escrow ...............................................            41.00
  12.8      Payment of Stockholder Indemnity Claims ..............            42.00
  12.9      Offsets to Liability .................................            42.00

             ARTICLE 13 MISCELLANEOUS .............................           43

  13.1      Press Releases and Public Announcements ..............            43.00
  13.2      No Third Party Beneficiaries .........................            43.00
  13.3      Entire Agreement .....................................            43.00
  13.4      Succession and Assignment ............................            43.00
  13.5      Counterparts .........................................            43.00
  13.6      Headings .............................................            43.00
  13.7      Notices ..............................................            44.00
  13.8      Governing Law ........................................            45.00
  13.9      Amendments and Waivers ...............................            45.00
  13.10     Severability .........................................            45.00
  13.11     Expenses .............................................            45.00
  13.12     Construction .........................................            45.00
  13.13     Incorporation of Exhibits and Schedules ..............            45.00
  13.14     Specific Performance .................................            45.00
  13.15     Submission to Jurisdiction ...........................            46.00
  13.16     Counterparts .........................................            46.00


SCHEDULES AND EXHIBITS:

Exhibit A -- Form of Employment Agreement
Exhibit B -- Form of Escrow Agreement
Exhibit C -- Form of Lease

     Disclosure   Schedule  --  Exceptions  to  Representations  and  Warranties
Concerning the Stockholders and PCPlus